QuickLinks -- Click here to rapidly navigate through this document

Exhibit 4.2

NUMBER NYU COMMON STOCK THIS CERTIFICATE IS TRANSFERABLE IN SAN FRANCISCO, CA OR NEW YORK, NY	INCORPORATED UNDER THE LAWS OF THE STATE OF CALIFORNIA	SHARES COMMON STOCK SEE REVERSE FOR CERTAIN DEFINITIONS CUSIP 826565 10 3

THIS CERTIFIES THAT

IS THE OWNER OF

FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK, WITHOUT PAR VALUE, OF

SIGMA DESIGNS, INC.

  Transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed.
  This certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.
  WITNESS the facsimile seat of the Corporation and the facsimile signatures of its duly authorized officers.

  Dated:

Countersigned and Registered:
CHEMICAL TRUST COMPANY OF CALIFORNIA
Transfer Agent and Registrar
By
Authorized Signature

Secretary	President

SIGMA DESIGNS, INC.

        The Company is authorized to issue two classes of stock, Common Stock and Preferred Stock. The Board of Directors of the Company has authority to fix the number of shares and the designation of any series of Preferred Stock and to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any unissued series of Preferred Stock.

        A statement of the rights, preferences, privileges and restrictions granted to or imposed upon the respective classes or series of shares and upon the holders thereof as established, from time to time, by the Articles of Incorporation of the Company and by any certificate of determination, the number of shares constituting each class and series, and the designations thereof, may be obtained by the holder hereof upon request and without charge from the Transfer Agent of the Company at its offices in San Francisco.

        This certificate also evidences and entitles the holder hereof to certain rights as set forth in a Rights Agreement between Sigma Designs, Inc. and Mellon Investor Services LLC, as the Rights Agent, dated as of June 7, 2004 (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of Sigma Designs, Inc. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. Under certain circumstances set forth in the Rights Agreement, Rights issued to, or held by, any Person who is, was or becomes an Acquiring Person or any Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), whether currently held by or on behalf of such Person or by any subsequent holder, may become null and void.

        The following abbreviatons, when used in the inscription on the face of this certficate. shall be construed as though they were written out in fuli according to applicable laws or regulations:

TEN COM	—	as tenants in common	UNIF GIFT MIN ACT —		Custodian
TEN ENT	—	as tenants by the entireties		(Cust)		(Minor)
JT TEN	—	as joint tenants with right of survivorship and not as tenants in common		under Uniform Gifts to Minors Act (State)
			UNIF TRF MIN ACT —		Custodian (until age )
				(Cust)		(Minor)
under Uniform Transfers to Minors Act
(State)

Additional abbreviations may also be used though not in the above list.

        FOR VALUE RECEIVED,                                                             hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE
(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING ZIP CODE OF ASSIGNEE)

Shares
of the common stock represented by the within Certificate, and do hereby irrevocably constitute and appoint
Attorney
to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.
Dated
X

X
	NOTICE:	THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed

By
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION. BANKS, STOCK-BROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM PURSUANT TO SEC RULE 17Ad-15

QuickLinks

  Exhibit 4.2
SIGMA DESIGNS, INC.